LanzaTech Forms Joint Venture with Olayan Financing Company to Deploy Carbon Recycling Technology in Saudi Arabia October 25, 2023 SKOKIE, Ill., Oct. 25, 2023 (GLOBE NEWSWIRE) -- LanzaTech Global, Inc. (NASDAQ: LNZA), the carbon recycling company transforming waste carbon into sustainable raw materials, and Olayan Financing Company (OFC), the parent company of The Olayan Group’s businesses and investments in Saudi Arabia and the Middle East, have formed a joint venture company in the Kingdom of Saudi Arabia (KSA) to accelerate the commercial deployment of LanzaTech’s carbon recycling technology in hard-to-abate industries within the Kingdom. The joint venture will deploy and develop projects utilizing LanzaTech’s carbon recycling technology within KSA and selectively across the broader Middle East. Focusing on a region with strong decarbonization goals, this partnership intends to enable LanzaTech to deploy its commercial technology more quickly and broadly across multiple sectors using a range of waste carbon feedstocks, including waste industrial gases and solid waste feedstocks. It will also explore opportunities to further develop projects that are fully integrated with the LanzaJet® Alcohol-to-Jet process to produce sustainable aviation fuel. Energy-intensive industries license LanzaTech’s biorecycling technology to reduce carbon emissions, create new revenue streams and accelerate the long-term transition to more climate-friendly business models. The raw materials from LanzaTech’s recycled carbon allow consumer brands to reduce supply chain emissions and respond to the growing consumer demand for more sustainable products. The newly formed joint venture company will bring decarbonization solutions to multiple customers and asset owners within KSA and the broader Middle East, enabled by LanzaTech’s platform. “The Olayan Group, since its founding in 1947, has grown and developed businesses as the Kingdom’s economy grew and developed for the last 75+ years,” said Nabeel Al-Amudi, CEO of the OFC, “our newest joint venture with LanzaTech is an extension of this proud tradition. LanzaTech’s unique, cost competitive, and environmentally friendly technology is a perfect fit to meet the Kingdom’s decarbonization goals in hard to abate industries and compliments the Kingdom’s Carbon Circular Economy framework. We look forward to developing multiple projects in the Kingdom and selectively across the region.” “As our process uses distributed waste-based feedstocks, we have a model that is scalable all across the globe using waste streams that are specific to each country,” said Dr. Jennifer Holmgren, CEO of LanzaTech. “To succeed in financing this new distributed, circular carbon economy, we need to bring together capital and technology to achieve exponential growth. We are taking meaningful steps toward solving our carbon problem today. Through this joint venture we can get more steel in the ground and more plants online to capture and recycle waste carbon. We remain committed to achieving our long-term climate goal of abating gigatons of carbon emissions.” About The Olayan Group Established in 1947, The Olayan Group is a multinational enterprise with an actively managed portfolio of diversified global investments across all asset classes. The Group’s international headquarters is in Vaduz, Liechtenstein. Olayan also has offices in New York, London, Luxembourg, Vienna, Athens, Singapore, and Riyadh, where its MENA investments and commercial operations are based. The Group is a private concern with single-family ownership, a multigenerational outlook, and enduring partnerships. About Olayan Financing Company Olayan Financing Company (OFC) is the parent company of The Olayan Group's business and investments in Saudi Arabia and the Middle East, based out of Riyadh, Kingdom of Saudi Arabia. The conglomerate operates across diverse sectors including food and beverage, restaurants, health care, ICT, and energy services. OFC's investments extend to public equities, private equities, strategic partnerships, and real estate assets. About LanzaTech LanzaTech Global, Inc. (NASDAQ: LNZA) is a carbon recycling company that transforms waste carbon into sustainable raw materials for everyday products. Using its biorecycling technology, LanzaTech captures the carbon generated by energy-intensive industries at the source, preventing it from being emitted into the air. LanzaTech then gives the captured carbon a new life as a clean replacement for virgin fossil carbon in everything from household cleaners and clothing fibers to packaging and fuels. By partnering with companies across the global supply chain like ArcelorMittal, Zara, H&M Move, Coty, and On, LanzaTech is paving the way for a circular carbon economy. For more information about LanzaTech, visit https://lanzatech.com. Contacts: Media - LanzaTech Kit McDonnell, Director, Communications press@lanzatech.com Investor Relations - LanzaTech Omar El-Sharkawy, VP, Corporate Development LanzatechIR@icrinc.com Media – Olayan Financing Company (OFC) Yasser Almisfer, VP, Corporate Communications Y.Almisfer@ofc.com